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TABLE OF CONTENTS

Exhibit 10.43
Confidential Treatment(1)

SUPPLY AGREEMENT

(1)
Redacted portions have been marked with brackets containing asterisks ([***]). The redacted portions are subject to a request for confidential treatment and have been filed seperately with the Securities and Exchange Commission.

TABLE OF CONTENTS

1.	DEFINITIONS
2.	TERMINATION OF 2000 SUPPLY AGREEMENT; MANUFACTURE AND SALE OF PRODUCTS
	2.1	Termination of 2000 Supply Agreement
	2.2	Supply
	2.3	Purchase Obligations
	2.4	Sale of Viscoelastic Products by Seller to Third Parties
3.	ORDERS AND DELIVERY
	3.1	Forecasts
	3.2	Orders
	3.3	Inventory Maintenance
	3.4	Delivery and Inspection
	3.5	Title and Risk of Loss
	3.6	On Time Delivery
	3.7	Second Source of Supply
	3.8	Equivalent Product
4.	PRICE, PAYMENT, AND SPECIFICATION CHANGES
	4.1	General
	4.2	Price
	4.3	[Intentionally Omitted]
	4.4	Invoice and Payment
	4.5	Changes to Product Specifications/Manufacturing Process Changes
	4.6	Future Development
	4.7	Manufacturing Equipment
5.	WARRANTIES AND INDEMNITIES
	5.1	Representations and Warranties
	5.2	Indemnification by Seller
	5.3	Indemnification by Buyer
	5.4	Insurance
	5.5	Product Recalls
	5.6	Limitation
	5.7	Responsibility for Third Party Claims
	5.8	Notice of Claims
6.	REGULATORY SUPPORT IMPROVEMENTS
	6.1	Clinical Support; Regulatory Affairs
	6.2	ICI Process Know-How
	6.3	Manufacturing Inventions
	6.4	Product Inventions
	6.5	Buyer's Inventions
7.	CONFIDENTIALITY AND CONDUCT
	7.1	Confidentiality
	7.2	Conduct
8.	MARKETING AND REGULATORY PROVISIONS
	8.1	Governmental Approvals
	8.2	Product Identification
	8.3	Trademarks and Trade Names of Buyer
	8.4	Regulatory Cross Reference Rights

i

9.	TERM, TERMINATION AND TRANSFER OF SUPPLY OBLIGATIONS
	9.1	Term
	9.2	Partial Termination
	9.3	Effect of Termination
	9.4	Transfer of Supply Obligations
	9.5	Duties Upon Transfer of Manufacturing Responsibilities
	9.6	Limitation of Liability
10.	MISCELLANEOUS
	10.1	Payments
	10.2	Status of Parties
	10.3	Assignment by Buyer
	10.4	Assignment by Seller
	10.5	Registration
	10.6	Publicity and Disclosure
	10.7	Representations
	10.8	Entire Agreement
	10.9	Waivers
	10.10	Force Majeure
	10.11	Notification
	10.12	Governing Law; Severability
	10.13	Dispute Resolution Process
	10.14	Captions
	10.15	References
	10.16	Survival
	10.17	Counterparts and Fax Signatures
EXHIBIT A-1 CURRENT AMVISC SPECIFICATIONS (BUFFERED)
EXHIBIT A-2 CURRENT AMVISC PLUS SPECIFICATIONS (BUFFERED)
EXHIBIT B Equipment List
EXHIBIT C Trademarks and Tradenames
Annex A Pricing Schedule Administration Example

ii

        THIS AGREEMENT, effective as of the Effective Date (subject to the retroactive pricing provisions of Section 4.1 hereof), is by and between Anika Therapeutics, Inc., a Massachusetts corporation (the "Seller"), and Bausch & Lomb Incorporated, a New York corporation (the "Buyer" and together with Seller, the "Parties"). Unless the context otherwise requires, all references to Buyer and Seller (or to the Parties) shall include their respective Affiliates (as defined below).

I. BACKGROUND

        A.    Seller is engaged in the business of manufacturing Products, as defined in Section 1.39 and Buyer would like to purchase Products from Seller.

        B.    Seller and Bausch & Lomb Surgical, Inc. ("BLS") were parties to a Supply Agreement dated August 1, 1994, as amended, ("1994 Supply Agreement") and a Distribution Agreement (defined in Section 1.17) each of which were superseded by a Supply Agreement between the companies, effective July 25, 2000 ("2000 Supply Agreement");

        C.    BLS merged into Buyer on March 31, 2001, resulting in Buyer becoming the successor in interest to BLS under the 2000 Supply Agreement; and

        D.    The Parties hereby desire to terminate the 2000 Supply Agreement and acknowledge that this Agreement is intended to supersede the 2000 Supply Agreement, the effect of which is, among other things, to provide that, subject to the terms of this Agreement, Seller shall (i) continue to remain the exclusive supplier of Products to Buyer in the Territory, and (ii) subject to certain limited exceptions as set forth specifically in this Agreement, not sell any Viscoelastic Products to any party other than Buyer.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

1.    DEFINITIONS

        The following terms shall, except where the context otherwise requires, have the meanings set forth below:

          1.1    "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. The term "control" of a Person shall mean Beneficial Ownership of securities or other interests in such Person constituting fifty percent (50%)(or, if lower, any applicable maximum foreign ownership percentage allowed under the laws of any jurisdiction) or more of the Voting Power in such Person. "Beneficial Ownership" shall be determined in compliance with Rule 13d-3 of the Securities Exchange Act of 1934.

          1.2    "Agreement" shall mean this agreement.

          1.3    "AMO" shall have the meaning set forth in Section 2.4.2 of this Agreement.

          1.4    "Amvisc" shall mean the medical device meeting the specifications described on Exhibit A-1 attached hereto or as otherwise changed in accordance with Section 4.5.

          1.5    "Amvisc Range Product" shall mean a viscoelastic solution (i.e., an aqueous polymeric solution with viscous and elastic properties that are used as surgical aids within the Surgical Ophthalmic Field) containing those ingredients set forth on Exhibit A-1, but no active ingredients other than those set forth in Exhibit A-1, except as permitted pursuant to both Section 2.4.4 and Section 4.5, and having all of the following properties:[* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ***]. In no event shall an Amvisc Range Product have a rheologic profile consistent with Amvisc Plus or an Amvisc Plus Range Product.

          1.6    "Amvisc Plus" shall mean the medical device meeting the specifications described on Exhibit A-2 attached hereto or as otherwise changed in accordance with Section 4.5.

          1.7    "Amvisc Plus Range Product" shall mean a viscoelastic solution (i.e., an aqueous polymeric solution with viscous and elastic properties that are used as surgical aids within the Surgical Ophthalmic Field) containing only those ingredients set forth on Exhibit A-2 (but no additional viscoelastic agents) and having all of the following properties:[* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

          1.8    "Amvisc Products" shall mean Amvisc and Amvisc Plus in a form of an aqueous polymeric solution with viscous and elastic properties that are used as surgical aids within the Surgical Ophthalmic Field, including, as provided in Section 4.5, any improvements or modifications of Amvisc or Amvisc Plus, provided that the resulting product shall not contain any viscoelastic agent other than HA and shall have all of the following properties: [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

          1.9    "Annual Forecast" shall have the meaning set forth in Section 3.1.1 of this Agreement.

          1.10    "BF Amvisc Products" shall have the meaning set forth in Section 2.3.3 of this Agreement.

          1.11    "BLS" shall have the meaning set forth in the Recitals of this Agreement.

          1.12    "Buyer" shall have the meaning set forth in the Recitals of this Agreement.

          1.13    "Change Order" shall have the meaning set forth in Section 3.2 of this Agreement

          1.14    "Current Product Specifications" shall mean the product specifications for Amvisc and Amvisc Plus attached as Exhibit A-1 and Exhibit A-2 respectively of this Agreement or as otherwise changed in accordance with Section 4.5.

          1.15    "Current Manufacturing Processes" shall mean the manufacturing processes utilized by Seller on the Effective Date for Amvisc and Amvisc Plus (including but not limited to, quality control/quality assurance procedures and packaging) or as otherwise changed in accordance with Section 4.5.

          1.16    "Cytosol" shall have the meaning set forth in Section 2.4.2 of this Agreement

          1.17    "Distribution Agreement" shall mean the Distribution Agreement dated as of November 17, 1981, as amended, between Medchem Products, Inc. ("Medchem") and Iolab Corporation. Seller's obligations under the Distribution Agreement were assigned to Seller by Medchem and Iolab's obligations were assumed by Buyer in Buyer's acquisition of Chiron Vision Corporation in December 1997.

          1.18    "Effective Date" shall mean December 15, 2004.

          1.19    "Equipment" shall have the meaning set forth in Section 4.7.1 of this Agreement.

          1.20    "HA" shall mean hyaluronic acid.

          1.21    "Health Care Market" shall mean the worldwide human health care industry, including without limitation, the medical, surgical, dental, nursing professions and practices, as well as research and teaching relating to these professions and practices. Any products used in and for the diagnosis, monitoring, treatment or prevention of disease, sickness or other physical condition shall be considered products intended for use in the Health Care Market, provided, however, that the Health Care Market shall exclude, for all purposes of this Agreement, products used for

  "cosmetic" applications, as such term is defined under applicable laws and regulations of the U.S. Food and Drug Administration.

          1.22    "ICI Agreement" shall have the meaning set forth in Section 6.2 of this Agreement.

          1.23    "ICI Patent" shall mean United States patent no. 4,897,349, dated January 30, 1990.

          1.24    "ICI Process" shall have the meaning set forth in Section 6.2 of this Agreement.

          1.25    "Indemnitor" shall have the meaning set forth in Section 5.8 of this Agreement.

          1.26    "Indemnitee" shall have the meaning set forth in Section 5.8 of this Agreement.

          1.27    [Intentionally Omitted]

          1.28    "Manufacturing Inventions" shall have the meaning set forth in Section 6.3 of this Agreement.

          1.29    "Modified Amvisc Product" means an Amvisc Range Product that results from a Buyer-requested change to any Current Product Specifications or Current Manufacturing Processes under Section 4.5.

          1.30    "Newly Developed Products" shall mean viscoelastic solutions (i.e., aqueous polymeric solutions with viscous and elastic properties that are used as surgical aids within the Surgical Ophthalmic Field) other than Amvisc Products or Permitted Products.

          1.31    "1994 Supply Agreement" shall have the meaning set forth in the Recitals of this Agreement.

          1.32    "Ophthalmic Field" shall mean that part of the Health Care Market dealing with the structure, functions, diseases and conditions of the eye.

          1.33    "Option Period" shall have the meaning set forth in Section 4.6.1 (with respect to Buyer, the "Buyer Option Period") and Section 4.6.2 (with respect to Seller, the "Seller Option Period") of this Agreement.

          1.34    "Parties" shall have the meaning set forth in the Recitals of this Agreement.

          1.35    "Permitted Products" shall mean products that (i) are only Amvisc Range Products, (ii) Seller sells or is obligated to sell as of the Effective Date and (iii) are made and intended for use in a manner consistent with FDA-approved labeling for Amvisc related to the requirement of using refrigerated storage (in effect as of the Effective Date).

          1.36    "Permitted Purchasers" shall have the meaning set forth in Section 2.4.2 of this Agreement.

          1.37    "Person" shall mean an individual, partnership, limited liability company, business association, trust, corporation or other entity, whether de jure or defacto.

          1.38    "Pricing Schedule" shall have the meaning set forth in Section 4.2.1 of this Agreement.

          1.39    "Products" shall mean Amvisc, Amvisc Plus (including as each of those is modified in accordance with Section 4.5 of this Agreement) and any BF Amvisc Products that are made in accordance with Section 2.3.3 of this Agreement; provided, however, that Products shall not include any models, samples or other materials provided to Buyer by third-parties for research or testing purposes.

          1.40    "Product Inventions" shall have the meaning set forth in Section 6.4 of this Agreement.

          1.41    "Proprietary Marks" shall have the meaning set forth in Section 8.3 of this Agreement.

          1.42    "Purchase Order" shall have the meaning set forth in Section 3.2 of this Agreement.

          1.43    "Purchase Order Delivery Date" shall have the meaning set forth in Section 3.2 of this Agreement.

          1.44    "Put Up Mix" shall have the meaning set forth in Section 3.2 of this Agreement.

          1.45    "Quarterly Forecast" shall have the meaning set forth in Section 3.1.2 of this Agreement.

          1.46    "Rolling Annual Forecast" shall have the meaning set forth in Section 3.1.2 of this Agreement.

          1.47    "Secondary Supplier" shall have the meaning set forth in Section 3.7 of this Agreement.

          1.48    "Seller" shall have the meaning set forth in the Recitals of this Agreement.

          1.49    "Seller Improved Permitted Product" shall have the meaning set forth in Section 2.4.3.

          1.50    "Service" shall have the meaning set forth in Section 4.7.4 of this Agreement.

          1.51    "Staar" shall have the meaning set forth in Section 2.4.2 of this Agreement.

          1.52    "Supply Relationship" shall have the meaning set forth in Section 9.2 of this Agreement.

          1.53    "Surgical Ophthalmic Field" shall mean that part of the Health Care Market for use in the structure, functions, diseases and conditions of the eye directly relating to intraocular refractive surgery, cataract surgery and intraocular vitreoretinal surgery.

          1.54    "Term" shall have the meaning set forth in Section 9.1 of this Agreement.

          1.55    "Territory" shall mean all countries and territories of the world.

          1.56    "Testing Methods" shall mean the laboratory methods used to determine whether Products meet the Current Product Specifications.

          1.57    "2000 Supply Agreement" shall have the meaning set forth in the Recitals of this Agreement.

          1.58    "Units" shall mean the single use packages of Amvisc and Amvisc Plus that are marketed on the Effective Date or other approved sizes of the Amvisc, Amvisc Plus or any other Product(s) that may be introduced from time to time as mutually agreed upon by the Parties.

          1.59    "Viscoelastic Products" shall mean (a) any viscous organic material containing HA, including but not limited to Amvisc Products, or (b) any viscous organic material not containing HA that, in the case of both (a) and (b), is intended for use in the Surgical Ophthalmic Field.

          1.60    "Voting Power" shall mean (i) if the Person is a corporation, the right to vote in the election of directors of the corporation in the ordinary course, (ii) if the Person is a trust, the right to appoint trustees of the trust, (iii) if the Person is a limited liability company, the right to name managing members of the limited liability company and (iv) if the Person is any other type of entity, any concepts similar to the foregoing relating to the power to control the business and affairs of such Person.

          1.61    "WIP" shall have the meaning set forth in Section 3.3 of this Agreement.

2.    TERMINATION OF 2000 SUPPLY AGREEMENT; MANUFACTURE AND SALE OF PRODUCTS

        2.1    Termination of 2000 Supply Agreement.     The Parties hereby mutually agree to terminate the 2000 Supply Agreement and acknowledge that, except as otherwise expressly set forth herein, neither party has any further obligations thereunder. In connection with such termination, the provisions of the 2000 Supply Agreement shall no longer have any force or effect. Notwithstanding the foregoing, Buyer shall nonetheless be required to pay Seller for all Products sold to Buyer pursuant to the 2000 Supply Agreement, provided, however, that the pricing terms of Sections 4.1 through Section 4.4 of this Agreement shall be applied thereto.

        2.2    Supply.    Subject to the terms of this Agreement, Seller agrees to manufacture and supply all of Buyer's requirements of Amvisc Products for sale to Buyer in the Territory for the Surgical Ophthalmic Field on the terms and conditions hereinafter set forth.

        2.3    Purchase Obligations.

          2.3.1 Except as otherwise provided in this Agreement, Buyer shall be obligated to purchase from Seller all of Buyer's requirements for Amvisc Products that Buyer makes available for commercial sale in the Territory for use in the Surgical Ophthalmic Field; provided, however, that for the purposes of this Section 2.3.1, "Territory" shall not include Japan. In the event that Buyer or an Affiliate of Buyer sells, markets, manufactures or distributes Amvisc Range Products or Amvisc Plus Range Products in Japan, then Buyer will take, to the extent not prohibited by law, reasonable efforts to prohibit and/or prevent the diversion of such products to other countries in the Territory and to remedy the occurrence of any such diversion through the taking of commercially reasonable actions.

          2.3.2    Other than with respect to a BF Amvisc Product, the purchase obligations of which are addressed in Section 2.3.3 below, Buyer shall notify Seller in writing at least [********] days in advance of its intent to sell any Amvisc Products in any country where such Amvisc Product has not already received regulatory approval, at which time the Parties shall mutually agree upon a time-line for filing the necessary regulatory applications and receiving necessary regulatory approvals (which shall be at Buyer's sole cost, expense and responsibility). Seller agrees to provide reasonable assistance to Buyer in connection with such activities. Buyer shall use commercially reasonable efforts to obtain regulatory approvals for Amvisc Products in such countries. Notwithstanding the foregoing, in the event that an Amvisc Product has not received regulatory approval in a country, until such time as Seller has been approved to sell Amvisc Products in such country, then Buyer may purchase Amvisc Products, or products substantially similar thereto, from other suppliers approved to sell such products in the country; provided, however, that Buyer shall use commercially reasonable efforts to avoid entering into contractual supply arrangements with other suppliers that exceed the anticipated time for regulatory approval in those countries for which regulatory approvals to manufacture Amvisc Products is sought; provided, further that, notwithstanding the foregoing, regardless of when regulatory approval for the applicable Amvisc Product is received, Buyer will have no obligation to terminate early any supply arrangement it enters into with parties other than Seller as permitted under this Section 2.3.2, and Buyer shall be permitted to purchase Amvisc Products from such suppliers for the initial term of any such contractual relationship (with the right to renew in the event that regulatory approval has not been received for the applicable Amvisc Product as of the expiration of the initial term). Notwithstanding the foregoing, this Section 2.3.2 shall not apply to any Amvisc Products that Buyer desires to sell, market, manufacture or distribute in Japan, and Buyer shall have no obligation to purchase from Seller any Amvisc Products that Buyer desires to sell, market, manufacture or distribute in Japan.

          2.3.3    The Parties acknowledge that Amvisc Products manufactured under the Current Product Specifications use HA sourced from avian tissue. The Parties further acknowledge that, in some markets, certain of Buyer's customers, regardless of regulatory requirements, may request products using HA sourced from bacterial fermentation. In recognition of the fact that Buyer may desire to purchase Amvisc Products using bacterial-fermented HA (the "BF Amvisc Products"), then:

            (a)   In the event Buyer wishes to develop and manufacture (or have manufactured) a BF Amvisc Product, then Buyer shall send a written notice requesting Seller to develop and manufacture such a product. Subject to Buyer's obligations pursuant to Section 6.1 of the Agreement, within [*********] days of Seller's receipt of Buyer's written notice, the Parties shall mutually agree upon a time-line for developing and commencing the manufacturing of a BF Amvisc Product. The Parties hereby agree they shall endeavor to negotiate and prepare such time-line in good faith. In the event of a reasonable good faith dispute regarding the creation of a time-line at any time following Seller's receipt of Buyer's request, the dispute shall be submitted to the dispute resolution process in Section 10.13; provided, however, that for the purposes of this section 2.3.3, the time period in Section 10.13 shall be (instead of the [*********] days set forth therein) deemed to end the later of (a) [******] days from the date Seller received Buyer's request as provided in the third sentence of this Section 2.3.3, or (b) [** *********] days from submitting the dispute to the dispute resolution process.

            (b)   Upon commencement of the development stage as set forth in the time-line contemplated in Section 2.3.3(a), Seller shall provide Buyer with monthly progress reports detailing the status on any agreed upon development milestones, task progress or other information that Buyer reasonable requests from time-to-time. If, at any time subsequent to the establishment of the time-line, Buyer reasonably believes that such progress reports indicate that Seller will not commence manufacturing within the period required by the time-line, Buyer shall provide Seller with written notice of Seller's anticipated failure to meet the manufacturing time-line. Upon receipt of such notice, Seller and Buyer shall endeavor to discuss and negotiate in good faith towards a solution acceptable to both Parties and in the spirit of this Agreement. If the Parties fail to reach agreement within [********] days of the date notice was received by Seller, and at such time Buyer reasonably believes that Seller will not be able to commence manufacturing within the period required by the time-line, then Buyer shall be permitted to seek and utilize another third party supplier for the manufacture of the BF Amvisc Product until Seller is capable of commencing manufacturing of BF Amvisc Products.

            (c)   In the event Buyer engages a third party supplier to manufacture BF Amvisc Product as described under Section 2.3.3(b), then Buyer shall (1) use commercially reasonable efforts to avoid entering into contractual supply arrangements with other suppliers that exceed the anticipated time for Seller to take the necessary actions to enable it to commence manufacturing of the BF Amvisc Products, (2) not enter into any such contractual supply arrangements after Seller has become capable of commencing manufacturing of BF Amvisc Products and has notified Buyer in writing thereof, and (3) promptly provide Seller notice upon the entering into by Buyer of any such contractual supply arrangements which such notice shall include a summary of (i) the duration of such arrangement in the event that the term extends beyond the anticipated time for Seller to take the necessary actions, to Buyer's reasonable satisfaction, that would enable Seller to commence manufacturing of the BF Amvisc Products, and (ii) the pricing provisions thereof in the event the pricing is less than the prices for the BF Amvisc Products to be provided by Seller hereunder (provided, however, that the information pursuant to (ii) need only be provided promptly after Seller has informed

    Buyer of Seller's pricing terms for manufacture of the BF Amvisc Product, as contemplated in Section 2.3.3(e)).

            (d)   Notwithstanding the foregoing in Section 2.3.3(c), Buyer will have no obligation to terminate early any supply arrangement it enters into with parties other than Seller as permitted under this Section 2.3.3, and Buyer shall be permitted to purchase BF Amvisc Products from such suppliers for the initial term of any such contractual relationship, regardless of when Seller is able to commence manufacturing BF Amvisc Products.

            (e)   The supply, price and payment terms for BF Amvisc Product supplied by Seller to Buyer shall be the same as any other Amvisc Product in accordance with Sections 4.1 through 4.4 of this Agreement; provided, however, that the price per Unit shall be increased by a per Unit premium equal to [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ]; provided, further that, in the event Buyer enters into a contractual supply arrangements with other third party suppliers as contemplated by this Section 2.3.3, then the pricing terms for such BF Amvisc Product supplied by Seller to Buyer under this Agreement shall be [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

        2.4    Sale of Viscoelastic Products by Seller to Third Parties.

          2.4.1    No Sale to Third Parties.    Except pursuant to the terms of this Agreement, during the Term Seller will not directly or indirectly manufacture, market, distribute or sell, for itself or for or to any third party, any Viscoelastic Products. Additionally, Seller shall not, during the Term of this Agreement, seek or assist in seeking regulatory approval or commercialization of any Viscoelastic Products other than for the benefit of Buyer.

          2.4.2    Permitted Purchasers.    Notwithstanding and as a limited exception to Section 2.4.1, Seller shall be permitted to continue to sell Permitted Products to Advanced Medical Optics, Inc. ("AMO"), STAAR Surgical Company ("Staar") and Cytosol Ophthalmics, Inc. ("Cytosol" and together with AMO and Staar and their permitted successors and assigns under the existing agreements with such entities (including distributors and subcontractors), collectively the "Permitted Purchasers"); provided, however, that Seller shall not consent to the assignment of any existing agreement if Seller has the right to withhold its consent to such assignment in its sole and absolute discretion.

          2.4.3    Sale of Permitted Products Improved by Seller.    In the event that Seller or a Permitted Purchaser makes an improvement or modification to a Permitted Product (provided that the resulting product falls within the definition of a Permitted Product under Section 1.35 (other than clause (ii) thereof), a "Seller Improved Permitted Product"), then Seller shall be permitted to offer to supply such Seller Improved Permitted Product to a Permitted Purchaser; provided, however, that concurrent with any contractual arrangement by Seller to provide such Seller Improved Permitted Product to the Permitted Purchaser, Seller shall offer to supply such Seller Improved Permitted Product to Buyer on pricing or other terms [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ]. If Seller does not offer to supply such Seller Improved Permitted Product to Buyer on such terms for any reason, then Seller shall not be permitted to supply such Seller Improved Permitted Product to the Permitted Purchasers. Notwithstanding the foregoing, in no event shall a Seller Improved Permitted Product be a product other than an Amvisc Range Product.

          2.4.4    Sale of Amvisc Modified by Buyer.    In the event that Buyer requests Seller to manufacture, a Modified Amvisc Product, then, subject to Section 4.5, Seller shall be permitted to provide the Modified Amvisc Product to any of the Permitted Purchasers; provided, however, that if Buyer has received a patent for, or has in good faith submitted a patent application for, the Modified Amvisc Product then, from the date of the filing of any such patent application, Seller shall not be permitted to enter into any new contractual arrangement to supply the Modified Amvisc Product to any of the Permitted Purchasers or any third party.

          2.4.5    Permitted Regulatory Filings.    Notwithstanding the prohibitions contained in Section 2.4.1, to the extent determined advisable by Seller, Seller may seek or assist in seeking regulatory approval or commercialization (for the benefit of the Permitted Purchasers and the Seller) with respect to (1) Permitted Products supplied to Permitted Purchasers as permitted by Section 2.4.2, (2) Seller Improved Permitted Products supplied to Permitted Purchasers as permitted by Section 2.4.3 and (3) Modified Amvisc Products supplied to Permitted Purchasers as permitted by Section 2.4.4.

3.    ORDERS AND DELIVERY

        3.1    Forecasts.    Forecasts provided hereunder shall be updated if there is a material change in any information on which the forecast is based.

          3.1.1    Annual Forecasts.    Buyer shall furnish Seller with a written non-binding general order forecast for each Product on or before each [*******] for the immediately following calendar year, and such general forecast shall set forth Buyer's estimated monthly requirements for each Product ("Annual Forecast"). The Parties acknowledge that the Annual Forecast previously provided by Buyer under the 2000 Supply Agreement with respect to the 2005 calendar year shall be deemed the Annual Forecast for the 2005 calendar year pursuant to this Agreement.

          3.1.2    Quarterly Forecasts.    At least [******] days prior to the beginning of each quarter, Buyer shall advise Seller in writing of (a) its binding forecast for such quarter (the "Quarterly Forecast") setting forth the expected order date(s), quantity on each order, the "Put-Up" Mix (as defined in Section 3.2) of Units and expected shipping date(s) and (b) its nonbinding forecast for the [*****] months thereafter ("the Rolling Annual Forecast"). Seller shall have [******] days after receipt of each such Quarterly Forecast to notify Buyer in writing that it is unable to manufacture the quantities specified, shall provide demonstrable evidence that the production cycle cannot accommodate the quantities specified and shall state what amount of the Product requested Seller estimates it can provide by the expected delivery dates. Failure by Seller to so notify shall be deemed to constitute acceptance of, and an obligation to perform under, the Quarterly Forecast. If Seller so provides Buyer with a revised Quarterly Forecast, as contemplated by this paragraph above, then the Parties shall negotiate in good faith to resolve their differences and Seller shall endeavor to deliver by the expected delivery date at least that amount of Product it stated that it could deliver in its notice of objection. If the Parties so resolve their differences, the agreed upon revised Quarterly Forecast shall be the binding forecast for such quarter.

          3.1.3    Purchases Against Forecasts.    Buyer shall, subject to the provisions of Section 10.10, be required to purchase from Seller during each quarterly period not less than [******] percent ([**]%) of the total number of Units of each Product (not broken down by size) contained in the Quarterly Forecast. If, subject to the provisions of Section 10.10, within [*****] days prior to the end of any quarterly period, Seller shall not have received orders from Buyer for at least [*****] percent ([**]%) of the total number of Units of each Product (but not broken down by size) contained in the applicable Quarterly Forecast, Seller shall notify Buyer of such fact. If, within [*****] days prior to the end of such quarterly period, Seller shall not have received orders from Buyer for delivery during such quarterly period of at least [*****] percent ([**]%) of the total number of Units of each Product (but not broken down by size) contained in the applicable

  Quarterly Forecast and Seller and Buyer shall not have reached a mutually acceptable agreement with respect to such shortfall, then Seller may ship such number of Units as shall equal the difference between the number of Units of each Product ordered by Buyer for delivery during such quarterly period as of the date [*****] days prior to the end of the quarterly period and the number of Units of each Product equaling [*****] percent ([**]%) of Buyer's Quarterly Forecast. The Product sizes for any Product so shipped shall be in the same proportion as specified in the Quarterly Forecast. In any such event, Buyer shall be obligated to pay for such Units shipped by Seller but not ordered by Buyer on the same terms and conditions as if such Units had been ordered by Buyer on the date [*****] days prior to the end of the quarterly period. Notwithstanding anything to the contrary herein, upon [*****] working days notice prior to shipment, Seller may ship up to [*****] percent ([**]%) in additional Units against any order. Buyer shall be invoiced at the actual number of Units shipped and shall be obligated to pay for such Units in accordance with Section 4.

        3.2    Orders.     Buyer shall issue firm, noncancelable, binding, purchase orders (each, a "Purchase Order") for Products to Seller from time to time, which orders shall be consistent, to the extent practicable and subject to Section 3.1.3, with the applicable Quarterly Forecast. Seller agrees to fill such orders for Products submitted by Buyer up to the amount stated in the applicable Quarterly Forecast and to use its reasonable best efforts to fill all orders for Products in excess of the quantity stated in the Quarterly Forecast. Seller shall not be required to sell in excess of [************] percent ([****]%) of the amounts forecasted in the Quarterly Forecast set forth in the most recent Rolling Annual Forecast. Any orders placed by Buyer for an amount that would cumulatively exceed [**********] percent ([****]%) of the most recent Quarterly Forecast shall require notice to and confirmation of Seller. Buyer shall place orders such that the scheduled delivery date indicated in a Purchase Order (the "Purchase Order Delivery Date") is at least [********] days from the date Buyer submits the Purchase Order; provided, however, that Buyer may change the Put-Up Mix of the Units with respect to such order (but not the total Unit quantity) no later than [*****] days prior to the Purchase Order Delivery Date by providing a written change order to Seller within such period (a "Change Order"). "Put Up Mix" shall mean the Unit packaging sizes [*****] within each category of Amvisc Products purchased by Buyer under the Agreement. If Buyer submits a Change Order less than [*****] days prior to the Purchase Order Delivery Date, prior to Seller processing and fulfilling such order, the Parties shall first agree upon the additional amount, if any, to be paid by Buyer to Seller to offset any increased incremental costs (including materials, labor and variable overhead) incurred by Seller in order to process and fulfill the Change Order.

        3.3    Inventory Maintenance.     Seller shall use commercially reasonable efforts to maintain, based on the number of Units estimated in the updated Quarterly Forecasts, work in progress ("WIP") inventory of bulk HA in an amount sufficient [*********** **************************************************].

        3.4    Delivery and Inspection.    Seller shall be responsible for delivering the Products to a carrier specified by Buyer, F.O.B. Seller's plant. Buyer shall have the right to inspect all Products delivered by Seller and to reject (by batch, lot or Unit) any Products which fail to conform to the Purchase Order thereof or to be in the condition warranted under this Agreement, which failure to conform is determined not to be due to damage to the Products caused subsequent to delivery of the Products to a carrier at Seller's plant. Buyer shall notify Seller and confirm in writing if any nonconforming Products are rejected and shall hold the rejected Products until receipt of Seller's written instructions for the disposal or return to Seller of the rejected Products which written instruction shall be given promptly by Seller. Subject to provisions of this Section 3.4, Buyer shall be entitled to receive a refund of the purchase price or any portion thereof actually paid to Seller for the rejected Products (plus applicable freight). The costs of any agreed upon reworking by Buyer of nonconforming Products shall be borne by Seller. Any Products not rejected within [*******] after Seller's delivery to Buyer shall be deemed to be accepted by Buyer. At Seller's request, Buyer shall provide a sample of the Product alleged to be defective together with a copy of the records pertaining to Buyer's testing of the Product, which records shall have been made at the direction of Buyer's quality control group using the Testing Methods. If, after Seller analyzes the sample (including, as compared to analysis against Seller's own retained sample), which analysis shall be completed within [*********] days of receipt of the sample from Buyer, Seller confirms such non-conformity, then Seller shall replace such shipment at its expense. If, after its own analysis, Seller does not confirm such non-conformity, the Parties shall agree to retest the shipment or otherwise attempt in good faith to agree upon a settlement of the issue. In the event that the Parties cannot resolve the issue, the Parties shall submit the disputed Product and Anika's own retained samples to an independent testing laboratory, to be mutually agreed upon by the Parties, for testing using the Testing Methods. The findings of such laboratory shall be binding on the Parties, absent manifest error. Expenses of such laboratory testing shall be borne by Seller unless the findings demonstrate that no non-conformity existed, in which case the testing expenses shall be borne by Buyer. In the event that any such shipment or batch thereof is ultimately agreed or found not to meet the Current Product Specifications, Seller shall replace such shipment at its expense, including charges incurred by Buyer for shipping and/or storage, if applicable. If instructed by Seller, Buyer shall return any such rejected shipment to Seller at Seller's expense. In the event that any such shipment or batch thereof is ultimately agreed or found to meet the Current Product Specifications, Buyer shall retain such shipment or batch, and all the terms and conditions of this Agreement shall continue to apply to such Product.

        3.5    Title and Risk of Loss.     Title and ownership to the Products shall pass to Buyer upon delivery of the Products to a carrier F.O.B. Seller's manufacturing plant. Seller shall cooperate with the reasonable request of Buyer in processing all claims for loss or damage to the Products. Buyer shall be responsible for and shall pay for any and all demurrage, storage and other charges accruing after the arrival of any shipment at Buyer designated destination. Except as provided in Section 3.4, if Buyer shall fail or refuse for any reason to accept delivery of any of the Products ordered by it, in addition to other payments required pursuant to Section 4 of this Agreement, then Buyer shall pay Seller the amount of all expenses incurred by Seller in returning the Products to the original shipping point or diverting them to another destination as the case may be.

        3.6    On Time Delivery.

          3.6.1    [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ]

          3.6.2    In the event a penalty is triggered in any one of the categories in Section 3.6.1 in [* * * * * * ] consecutive quarters, and Buyer has timely delivered notices in accordance with Section 3.6.1 for each such quarter, then, immediately upon written notice to Seller, Seller shall become a nonexclusive supplier of Products for the remainder of the Term and Buyer may immediately begin to purchase Products from a second source of supply.

        3.7    Second Source of Supply.     In addition to the triggering event in Section 3.6.2, in the event Seller fails to deliver [********] percent ([**]%) of ordered Products for [******] business days beyond the applicable Purchase Order Delivery Date, then Buyer shall, immediately upon written notice to Seller, have the option of purchasing Products from a second source of supply and Seller shall automatically become a nonexclusive supplier of Products to Buyer for the remainder of the Term; provided, however, this provision shall be applicable only if notice of failure to deliver ordered Products has been provided by Buyer to Seller within [*****] business days after the applicable Purchase Order Delivery Date. Buyer may, at any time, begin qualifying a second source of supply for producing the Products (a "Secondary Supplier"). Before qualifying a Secondary Supplier, such Secondary Supplier shall agree in writing to be bound by confidentiality provisions substantially similar to those contained in Section 7 of this Agreement. Within [******] days after receiving the written agreement in which the Secondary Supplier agrees to be bound by the confidentiality obligation as contemplated by this Section 3.7, Seller shall deliver to Buyer copies of technical, manufacturing, and other written information, including but not limited to process sheets, process specifications, manuals, vendor lists, equipment information, and other writings required in order for Buyer to qualify a Secondary Supplier to manufacture and package Products according to the Current Product Specifications and Current Manufacturing Processes. Notwithstanding the foregoing, Seller shall only be required to deliver materials in its actual possession and shall not be required to produce or create any additional materials. Seller shall also be required to provide such assistance to Buyer or its designees as might be reasonably necessary to instruct Buyer or its designees in the manufacturing technique and procedures to manufacture Products for the validation of the first three (3) lots of Products by the proposed Secondary Supplier. Notwithstanding the foregoing, Seller shall not be required to provide to Buyer information listed in this Section unless a triggering event in either Section 3.6.2, or this Section 3.7 occurs.

        3.8    Equivalent Product.     In the event Seller fails to deliver Products pursuant to a Purchase Order to Buyer for [******] consecutive business days beyond the applicable Purchase Order Delivery Date, Seller shall take all commercially reasonable efforts to supply, at no additional cost to Buyer (other than as required pursuant to Section 4 of this Agreement), equivalent commercially available ophthalmic HA products reasonably acceptable to Buyer within [******]business days of Buyer's request until the outstanding purchase orders are fulfilled.

4.    PRICE, PAYMENT, AND SPECIFICATION CHANGES

        4.1    General.     The price to the Buyer for each Unit of an Amvisc Product throughout the term of this Agreement shall be determined in accordance with Sections 4.2, 4.3 and 4.5 below. The pricing set forth below shall be effective from, and applicable to all Products delivered to Buyer by Seller in accordance with Article III of the 2000 Supply Agreement commencing from January 1, 2004. The Parties mutually agree that the terms of Sections 4.1 - 4.4 of this Agreement are effective as of January 1, 2004 instead of the Effective Date. In contemplation thereof, Seller shall pay Buyer, prior to December 23, 2004, (a) a reconciliation amount reflecting the difference between amounts due under Section 4 of the 2000 Supply Agreement and Section 4 of this Agreement with respect to Amvisc Products sold from January 1, 2004 through the Effective Date, and (b) a one-time contractual renegotiation fee of [* * * * * * ].

        4.2    Price.

          4.2.1    Pricing Schedule.    The purchase price for the Products shall be based on total Unit volume per calendar year and, subject to the provisions of Sections 4.3 and 4.5 below, shall be as set forth on the following schedule (the "Pricing Schedule"):

  [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

          4.2.2    Pricing Schedule Administration.    The Parties agree that the administration of the Pricing Schedule shall be determined as follows:

            (a)   In all cases, the initial sale price to be paid by Buyer pursuant to any Purchase Order shall be as provided in the middle column in the tables in Section 4.2.1 above.

            (b)   Within [******] business days after the end of the first quarter of a calendar year, the Parties shall review the Units sold through such date to determine if any reconciliation is necessary. If no more than [******] Units were sold in the first quarter, then no reconciliation shall be necessary. If more than [******] Units were sold in the first quarter, then the Parties shall determine what the total amount due Seller pursuant to Section 4.2.1 should have been, assuming for the purposes of this calculation (i) that [************] Amvisc Products were ordered in the same proportion both above and below the [******] Unit threshold as such Amvisc Products were proportionately ordered overall through the first quarter and (ii) any Units sold after the [******] Unit will be paid pursuant to the third column in the tables above. After such reconciliation, if it is determined that the Buyer is due any amounts from Seller then any such amounts shall be credited to Buyer; on the other hand, if it is determined that the Seller is due additional payments from Buyer, Seller shall provide Buyer an invoice for such amount due within [******] business days of the end of the calendar quarter. Any amounts actually due to Seller hereby shall be paid within [******] days after receipt by the Buyer of the invoice.

            (c)   Within [******] business days after the end of the second quarter of a calendar year, the Parties shall review the cumulative Units sold through such date to determine if any reconciliation is necessary. Regardless of the cumulative number of Units sold through the second quarter, the Parties shall determine what the total amounts due Seller pursuant to Section 4.2.1 should have been, assuming for this calculation (i) that [************] Amvisc Products were ordered in the same proportion both above and below the [******] Unit threshold as such Amvisc Products were proportionately ordered overall through the first two quarters and (ii) any Units sold after the [******] Unit will be paid pursuant to the third column in the tables above. After such reconciliation, if it is determined that either the Buyer is due any amounts from Seller or that the Seller is due additional payments from Buyer (taking into account all payments and/or credits previously determined through earlier reconciliation processes), then any such amounts shall be either credited or paid in the manner consistent with that described in Section 4.2.2(b) above.

            (d)   Within [******] business days after the end of the third quarter of a calendar year, the Parties shall again review the cumulative Units sold through such date to determine if any reconciliation is necessary. Regardless of the cumulative number of Units sold through the third quarter, the Parties shall determine what the total amounts due Seller pursuant to Section 4.2.1. should have been, assuming for this calculation (i) that [***********] Amvisc Products were ordered in the same proportion both above and below the [******] Unit threshold as such Amvisc Products were proportionately ordered overall through the first three quarters and (ii) any Units sold after the [******] Unit will be paid pursuant to the third column in the tables above. After such reconciliation, if it is determined that either the Buyer is due any amounts from Seller or that the Seller is due additional payments from Buyer (taking into accounts all payments and/or credits previously determined through earlier reconciliation processes), then any such amounts shall be either credited or paid in the manner consistent with that described in Section 4.2.2(b) above.

            (e)   Within [******] business days after the end of the a calendar year, the Parties shall again review the cumulative Units sold through such date to determine if any reconciliation is necessary. Regardless of the cumulative number of Units sold through the third quarter, the Parties shall determine what the total amounts due Seller pursuant to Section 4.2.1. should have been, assuming for this calculation (i) that [*************] Amvisc Products were ordered in the same proportion both above and below the [******] Unit threshold as such Amvisc Products were proportionately ordered overall in the fiscal year and (ii) any Units sold after the [******] Unit will for paid pursuant to the third column in the tables above. After such reconciliation, if it is determined that either the Buyer is due any amounts from Seller or that the Seller is due additional payments from Buyer (taking into accounts all payments and/or credits previously determined through earlier reconciliation processes), then any such amounts shall be either credited or paid in the manner consistent with that described in Section 4.2.2(b) above.

            (f)    Notwithstanding the foregoing, upon the termination of this Agreement for any reason, a final reconciliation consistent with the provisions of this Section 4.2.2(e) shall be effected, and any amounts due pursuant to this Section 4.2 from one Party to the other Party shall be paid in cash within [**** ********] days after receipt by the other party of an invoice for such amount due.

            (g)   For purposes of clarity only, Annex A sets forth an example of the pricing schedule administration consistent with the intentions of this Section 4.2.2.

          4.2.3    Favored Pricing.    If at any time during the Term of this Agreement, Seller enters into an agreement with the Permitted Purchasers, as permitted in Section 2.4, that includes pricing or other terms for the Permitted Products granted to the Permitted Purchasers which are more favorable than the pricing or other terms offered to Buyer for the Amvisc Products, then the pricing applicable to Buyer shall be automatically revised to equal [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ]. Such pricing shall not be retroactive, but shall be effective from the effective date of the agreement between Seller and the Permitted Purchaser receiving the most favorable pricing or terms. Upon Buyer's reasonable request, the Parties shall permit an independent auditor to determine whether prices offered by Seller to Buyer are most favorable as contemplated by this Section 4.2.3; provided, however, that (i) only one such audit may be conducted each calendar year during the Term, (ii) Buyer will pay all costs and expenses related to such audit, (iii) the independent auditor shall be permitted to inform Buyer only of its determination as to whether Permitted Purchasers have been given pricing terms more favorable than those given to Buyer and (iv) all information evaluated and prepared by such independent auditor shall be held in the strictest confidence by such auditor (including, except for clause (iii) of this Section 4.2.3, with respect to Buyer) applying the confidentiality principles consistent with those contained in Section 7.1 of this Agreement, and Buyer shall cause its agreement with the independent auditor to reflect such confidentiality provisions.

        4.3    [Intentionally Omitted].

        4.4    Invoice and Payment.     Seller shall issue an invoice accompanying each shipment of Products to Buyer, which invoice shall set forth the Unit price in accordance with the provisions of this Article 4. Buyer shall pay such invoices in U.S. dollars in full within [******] days after receipt of such invoice.

        4.5    Changes to Product Specifications/Manufacturing Process Changes.     In the event Buyer requests changes be made (a) to the Current Manufacturing Processes to the extent such changes do not unreasonably impair Seller's manufacturing process for other HA products, or (b) to the Current Product Specifications, Buyer and Seller shall in good faith discuss such requested changes and Seller shall, to the extent technologically feasible, accommodate Buyer's requested changes; provided, however, that Buyer shall reimburse Seller for [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ]. Buyer shall be the owner of and take title to any machinery or equipment that were part of any incremental one-time costs referred to above which were funded solely by Buyer. Buyer shall have the right once during each calendar year (or more often in the event of a dispute) to have independent auditors audit Seller's one-time incremental and ongoing variable costs and direct labor costs. In the event of a dispute regarding such costs, the dispute shall be submitted to the dispute resolution process in Section 10.13. Seller shall not make any changes to or deviate from the Current Manufacturing Processes or the Current Product Specifications (as either may be revised from time to time by mutual agreement of Seller and Buyer) without Buyer's prior written consent. Notwithstanding anything contained in this Section 4.5, any costs resulting from changes to the Current Product Specifications or Current Manufacturing Processes which are necessary for Seller to comply with its warranties pursuant to Section 5.1, (other than Section 5.1(a)(i) if Buyer requests a change pursuant to this Section), or that do not relate to the sale of Amvisc Products to Buyer and changes requested by Buyer pursuant to this Section 4.5, shall be borne by Seller.

        4.6    Future Development.    Newly Developed Products shall be subject to the following rights:

          4.6.1    Seller's Rights.    To the extent not prohibited by intellectual property rights of third parties, Buyer hereby grants to Seller the right to first negotiate an exclusive agreement for the manufacture of any Newly Developed Products developed by Buyer or jointly developed by Buyer and a third party. Subject to any intellectual property rights of third parties, if at any time during the Term of this Agreement Buyer desires to have a third party manufacture such a Newly Developed Product, Buyer shall provide Seller with written notice, specifying the terms and conditions under which Buyer would like to have the Newly Developed Product manufactured. Seller shall have [******] days following receipt of such notice, extendable to [******] days on written notice (the "Seller Option Period"), to advise Buyer in writing of Seller's election to exercise its rights of first negotiation for manufacture of the Newly Developed Product. If Seller does not so notify Buyer within the Seller Option Period, or if Seller fails for any reason to negotiate and execute a supply arrangement within [******] days after Seller notifies Buyer of exercise of its rights (provided Buyer has negotiated in good faith), then Buyer shall be free to enter into an agreement with any third party for the manufacture of such Newly Developed Product on terms and conditions no more favorable, as a whole, to such third party than the most favorable terms offered to Buyer by the Seller. The provisions of this Section 4.6.1 shall be applicable only once per each such Newly Developed Product. At all times during the Term, Buyer reserves all rights to manufacture for itself (through itself or any of its now existing or hereinafter existing Affiliates) any Newly Developed Product, and Seller shall have no right of first refusal in the event Buyer so manufactures any such Newly Developed Product for such uses.

          4.6.2    Buyer's Rights.    Seller acknowledges that any Newly Developed Products developed by Seller, either alone or jointly with Buyer, shall be made available exclusively to Buyer, and further agrees to grant to Buyer the exclusive right during the Term to negotiate an exclusive agreement for the development and commercialization of any such Newly Developed Product. Seller shall provide Buyer with written notice describing such Newly Developed Product in reasonable enough detail to permit Buyer to evaluate the opportunity. Buyer shall have [******] days following receipt of such notice (the "Buyer Option Period") to advise Seller as to whether it is interested in negotiating an exclusive agreement with respect to such Newly Developed Product. If Buyer indicates it is so interested in negotiating an exclusive agreement, the Parties shall negotiate such exclusive agreement in good faith. If the Parties are unable to negotiate a written agreement within the Buyer Option Period, or if, prior to expiration of the Buyer Option Period, Buyer notifies Seller that Buyer is not interested in developing and commercializing such Newly Developed Product, then Seller shall not be permitted to make or supply such Newly Developed Product for itself or for third parties during the Term.

        4.7    Manufacturing Equipment.    4.7.1 Buyer has provided Seller with the equipment, tools and dies listed as "in use" or "storage" on Exhibit B (the "Equipment") for Seller's use in manufacturing the Products or otherwise preparing the Products for delivery. Seller shall have no ownership or leasehold interest of any nature in the Equipment or any future equipment, tools or dies provided by Buyer and all right, title and interest in the Equipment shall remain with Buyer. From time to time, at the request of Buyer and in connection with the Equipment, Seller will execute one or more information statements and/or continuation statements, with respect to the ownership of the Equipment, pursuant to the Uniform Commercial Code in such form or forms as Buyer may request for filing in such public offices as Buyer shall determine.

          4.7.2    Subject to the last sentence of this Section 4.7.2, Buyer shall have the right to enter Seller's facilities in order to (i) inspect the Equipment, (ii) inspect and copy all records relating to the repair, maintenance and servicing by Seller of the Equipment and (iii) affix tags, stickers or other items to the Equipment indicating Buyer's status as owner thereof. Buyer shall be given access to such facilities, on reasonable notice, during normal business hours and at any other time when work is performed pursuant to this Agreement, not to exceed two (2) times in any twelve (12) month period.

          4.7.3    During the term of this Agreement, Seller shall (i) be responsible for any damage (normal wear and tear excepted) to the Equipment, (ii) keep the Equipment free of all pledges, liens, encumbrances, levies, attachments, security interests or other claims that could affect title to the Equipment or Buyer's interest therein, (iii) not modify or alter the Equipment in any way without the consent of Buyer, (iv) not remove, or cause or permit to be removed, the Equipment from the premises of Seller's facilities without the consent of Buyer, (v) not remove, conceal or deface any tags, stickers or other items affixed to the Equipment that indicate Buyer's status as owner thereof, (vi) operate the Equipment in accordance with good business practice and in compliance with all written and verbal instructions provided to Seller by Buyer to the extent not inconsistent with this Agreement and (vii) not use the Equipment for any purpose except to provide Products to Buyer pursuant to this Agreement or in accordance with the provisions of Section 4.7.

          4.7.4    During the term of this Agreement, Seller shall, at its own expense, service, repair and maintain (collectively, "Service") the Equipment as may be necessary to keep the Equipment in good working order. Buyer shall have no obligation to purchase replacement Equipment or otherwise pay for rebuilds of the Equipment once it has, in Seller's determination, reached the end of its useful life.

          4.7.5    Seller shall be responsible for training its employees to properly operate the Equipment and shall supervise all operations thereof. Seller shall be responsible for all damages or injuries to persons or property resulting from (i) Seller's operation of the Equipment or (ii) Seller's failure to provide or arrange for Service of the Equipment.

          4.7.6    In the event that this Agreement is terminated for any reason, and as long as Buyer determines it does not need the Equipment to exercise its manufacturing rights under Sections 9.4 and 9.5, Seller may elect either: (i) to lease the Equipment for up to [******] months subsequent to the termination or (ii) to buy the Equipment at the fair market value of the Equipment. To the extent Seller has not made either of the elections (i) or (ii) above, Buyer shall have the right to enter, upon reasonable notice and during regular business hours, and shall be given access to Seller's facilities so that Buyer may retrieve the Equipment and all records maintained in connection with the Equipment. Seller agrees to cooperate with Buyer to ensure the timely and safe return of the Equipment to Buyer after termination of this Agreement. Seller's obligations under this Section shall survive the termination of this Agreement until the Equipment is returned to Buyer.

          4.7.7    Seller shall have the right to use Buyer's Equipment in the manufacture of HA materials or non-HA materials for other purchasers provided that such use shall not interfere with satisfying in a timely manner Seller's supply obligations under this Agreement. Any costs associated with such use, including without limitation, machine cleaning (and validation thereof) and accelerated replacement cost of the Equipment, shall be borne by Seller. Any new equipment, tools, dies, etc. used in the manufacture of Products shall be purchased and owned by Seller. If Buyer requests a modification of Seller's equipment and the modification relates exclusively to the manufacture of Amvisc Products, Buyer shall bear the reasonable cost of such modification, but Seller shall own such modification.

5.    WARRANTIES AND INDEMNITIES

        5.1    Representations and Warranties

          5.1.1    Warranties by Seller.    Seller represents and warrants to Buyer with respect to the sale of Products as follows:

            (a)   at the time of delivery to a carrier at Seller's plant, (i) all Products shall conform to the Current Product Specifications and shall have been manufactured in accordance with the Current Manufacturing Processes (as either may be revised from time to time by mutual written agreement of the Parties), (ii) the production of such Products shall conform to QSR standards published by the United States Food and Drug Administration and the International Standards Organization Rules 9,000 et seq. in effect at the time of such production and applicable to the Products, (iii) no Product shall be "adulterated" or "misbranded" within the meaning of Section 5.01 of the Federal Food Drug and Cosmetic Act, as amended (21 U.S.C. 5351), (iv) Seller's manufacturing process and facilities shall conform to the applicable regulatory requirements of the United States, the Major Countries in the EEC (defined as the United Kingdom, France, Spain, Germany and Italy) and Japan with respect to Products sold in such countries; and (v) except as provided in Section 2.4, Seller will not manufacture, market, distribute or sell, for itself or any third party, any Viscoelastic Products.

            (b)   the manufacture and sale of Products, including but not limited to the BF Amvisc Product, made by Seller in accordance with the Current Product Specifications and Current Manufacturing Processes in the Territory and the proper use of such Products for their intended purpose within the Territory do not infringe, violate or breach any United States patent or a patent in any foreign jurisdiction where Seller is manufacturing the Products (except patents as to which Seller has a valid license, or covenant against suit from the patent owner), trade secret or proprietary information based upon the manufacture, use, sale or disposition of such Products, except that Seller shall have no liability to Buyer hereunder with respect to any patent, trade secret or other proprietary information claim based upon (i) use, sale or disposition of Products where such Products would not be infringing except for changes to Current Product Specifications or Current Manufacturing Processes requested by Buyer under Section 4.5, (ii) use of Amvisc or Amvisc Plus other than as specified by the current Amvisc and Amvisc Plus product inserts, (iii) use, sale or disposition of Products by Buyer in combination with devices or products not purchased hereunder whereas such Products would not themselves be infringing, (iv) use, sale or disposition of Products by Buyer in or for an application or environment for which such Products were not approved by the FDA, (v) modifications of Products by Buyer, or (vi) any claims of infringement of patents, trade secrets, or other proprietary information in which Buyer has an interest or license.

            (c)   Buyer may have its representatives inspect Seller's production facility and records from time to time to verify compliance with paragraph (a) above. Such inspections shall be made on reasonable notice to Seller, and shall be limited to one per year unless Buyer has delivered written notice to Seller that, in Buyer's reasonable opinion, a breach of paragraph (a) above may have occurred.

          5.1.2    Warranties by Buyer.    The sale of Products, made by Seller in accordance with the Current Product Specifications in the Territory and the proper use of such Products for their intended purpose within the Territory does not infringe, violate or breach any United States patent or patent in any foreign jurisdiction where Seller is manufacturing the Products (except patents as to which Buyer has a valid license, or covenant against suit from the patent owner) trade secret or proprietary information based upon the manufacture, use, sale or disposition of such Products, except that Buyer shall have no liability to Seller hereunder with respect to any patent, trade secret or other proprietary information claim based upon any claims of infringement of patents, trade secrets, or other proprietary information in which Seller has an interest or license.

        5.2    Indemnification by Seller.     Subject to the limitations set forth in this Article 5, Seller hereby indemnifies and agrees to defend and hold Buyer, including its officers, directors, employees, subsidiaries and Affiliates harmless against and from any and all damages, liabilities, costs and expenses, including without limitation reasonable attorney's fees, arising out of or in any way connected with any claim or claims (other than claims arising as the result of a breach by Buyer of the warranties contained in Section 5.1.2) of breach of Seller's warranties in Section 5.1.1(b) or any actual or alleged defect in any Product caused by the negligence, acts or omissions of Seller. The provisions of Sections 5.1 and 5.2, state the entire liability of Seller with respect to infringement of patents, trade secrets and other proprietary information by the manufacture, use, sale or disposition of the Products.

        5.3    Indemnification by Buyer.     Subject to the limitations set forth in Article 5, Buyer hereby indemnifies and agrees to defend and hold Seller, its officers, directors, employees, subsidiaries and Affiliates harmless against and from any and all damages, liabilities, costs and expenses, including without limitation, reasonable attorney's fees, arising out of or in any way connected with any claim or claims (other than claims arising as the result of a breach by Seller of the warranties contained in Section 5.1.1(a) and Section 5.1.1 (b)), (i) of breaches of Buyer's warranties in Section 5.1.2 or (ii) that the sale or use of any Products manufactured by Seller and used, sold or otherwise disposed of by Buyer infringes the rights of any third party in any United States or foreign patent, or trade secret or other proprietary information or (iii) that any process used by Seller to manufacture Products infringes rights of any third party in any United States or foreign patent as a result of changes to the Current Manufacturing Processes requested by Buyer pursuant to Section 4.5.

        5.4    Insurance.     During the Term of this Agreement, the Parties shall each, at their respective cost and expense, procure and maintain (and name the other as an additional insured party) comprehensive Commercial General Liability Insurance, including coverage for products/completed operations, with annual limits of liability of not less than [******] dollars ($[******]) per occurrence, [******] dollars ($[******]) general aggregate, and [******] dollars ($[******]) products/completed operations aggregate, or their equivalent in non-US locations.

        5.5    Product Recalls.     If any of the Products are subjected to a recall by any governmental agency, or in the event Buyer, after notification to and consultation with Seller, elects to make such a recall based on Buyer's good faith belief that the Products were not in conformity with Seller's warranties, [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ]. However, if it is established that the Product became nonconforming as a result of actions or omissions on the part of Buyer, or if following a recall at Buyer's election, Seller is able to determine that the Products were not in fact in breach of Seller's warranties, then [***************** * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * ].

        5.6    LIMITATION.     THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND SELLER HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, NO PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SALE OF THE PRODUCTS, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS.

        5.7    Responsibility for Third Party Claims.     In order to distribute between themselves the responsibility for handling and expense of bodily injury or property damage claims by third parties arising out of the sale, possession, or use of the Products, the Parties agree as follows:

          (a)   Seller shall indemnify and hold Buyer, its officers, directors, employees, subsidiaries and affiliates harmless against and from any and all damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees in connection with the possession or use of a Product manufactured by Seller arising out of, based on, or caused by (i) the failure of such Products to conform with Seller's warranties contained in Section 5.1.1 (a) or (ii) any actual defect in any Product manufactured by Seller.

          (b)   Except as to matters for which Seller is determined to be responsible under Section 5.7 (a) above, Buyer shall indemnify and hold Seller, its officers, directors, employees, subsidiaries and affiliates harmless against and from any and all damages, liabilities, costs and expenses, including without limitation, reasonable attorney's fees, in connection with the sale of Products manufactured by Seller for Buyer.

        5.8    Notice of Claims.     The indemnities in Sections 5.2, 5.3, 5.5 and 5.7 are subject to the requirement that the party seeking indemnification ("Indemnitee") shall promptly provide the other party ("Indemnitor") with written notice of such claim for which indemnification is sought, and the Indemnitee shall provide its reasonable cooperation, information and assistance in connection therewith. The Indemnitor shall, after consultation with the Indemnitee, have the sole control and authority with respect to the defense, settlement or compromise of such claims.

6.    REGULATORY SUPPORT IMPROVEMENTS.

        6.1    Clinical Support; Regulatory Affairs.     Buyer shall assume responsibility for all clinical support and regulatory activities relating to Products, and shall bear all costs incurred by it associated therewith. Nothing contained herein is intended to require Buyer to assume responsibility for any improvements to Seller's facility or manufacturing processes which may be necessary to enable Seller to comply with its warranties under Section 5.1 or to sell products containing HA to third parties.

        6.2    ICI Process Know-How.     Seller has heretofore licensed certain rights to the "ICI bacterial fermentation process" to Buyer pursuant to a separate license agreement ("ICI Agreement"). As used herein the "ICI Process" shall mean the hyaluronic acid fermentation process which is the subject of the ICI Patent. In the event Seller acquires any right, title or interest (including any licenses or sublicenses from any other party) in or to any additional know-how, patents, or improvements relating specifically to the ICI Process during the term of this Agreement and Seller uses the ICI Process with such additional know-how, patents or improvements in the manufacture of Amvisc Products for Buyer under this Agreement, to the extent the ICI Agreement is still in effect, then Seller shall grant a worldwide, royalty free exclusive license to Buyer applicable to the Surgical Ophthalmic Field to make, have made, use and sell products utilizing such additional know-how, patents or improvements. Buyer shall, however, not practice under such license until termination or expiration of this Agreement or sooner upon Buyer's exercise of its right to obtain a second source of supply under Section 2.3.2, 2.3.3, 3.6.2 or 3.7. Unless Buyer's right to obtain a second source of supply becomes effective under Section 2.3.2, 2.3.3, 3.6.2 or 3.7 are implicated, Buyer's right to grant sublicenses thereto shall be limited to Affiliates of Buyer.

        6.3    Manufacturing Inventions.     Throughout the term of this Agreement, Seller may acquire know-how, inventions or improvements relating to processes or methods for manufacturing HA or Amvisc Products other than know-how, inventions or improvements relating to the ICI Process (the "Manufacturing Inventions"). With respect to any Manufacturing Inventions that are used in connection with the manufacture of Amvisc Products sold by Seller to Buyer pursuant to this Agreement, Seller shall grant to Buyer (at no cost to Buyer other than the out-of-pocket cost of accomplishing the same) a worldwide, fully-paid, royalty-free, non-exclusive license, with the right to sublicense, to use such Manufacturing Inventions to make, have made, use and sell Amvisc Products, provided that Buyer shall have no rights under such license until termination or expiration of this Agreement or sooner upon Buyer's exercise of its right to obtain a second source of supply under Section 2.3.2, 2.3.3, 3.6.2 or 3.7. Unless Buyer's right to obtain a second source of supply becomes effective under Section 2.3.2, 2.3.3, 3.6.2 or 3.7, Buyer's right to grant sublicenses to the Manufacturing Inventions shall be limited to Affiliates of Buyer. Seller shall keep Buyer advised as to any Manufacturing Inventions within the scope of this Section 6.3, and shall, from time to time as requested by Buyer, execute such documents and other instruments necessary to effectuate such licenses.

        6.4    Product Inventions.     Throughout the term of this Agreement, Seller may acquire know-how, inventions or improvements relating to HA or Amvisc Products, excluding Manufacturing Inventions and know-how, inventions or improvements relating to the ICI Process (the "Product Inventions").With respect to any Product Invention above that is used in connection with an Amvisc Product sold by Seller to Buyer pursuant to this Agreement, Seller shall grant Buyer (at no cost to Buyer other than the out-of-pocket cost of accomplishing the same) a worldwide, fully-paid, royalty-free, exclusive license, with the right to sublicense, to use such Product Invention to make, have made, use and sell Amvisc Products. Buyer shall have no rights under such license until termination of this Agreement or sooner upon Buyer's exercise of its right to obtain an alternate source of supply under Section 2.3.2, 2.3.3, 3.6.2 or 3.7. Unless Buyer's right to obtain a second source of supply becomes effective under Sections 2.3.2, 2.3.3, 3.6.2 or 3.7, Buyer's right to grant sublicenses to the Product Inventions shall be limited to Affiliates of Buyer. Seller shall keep Buyer advised as to any Product Inventions within the scope of this Section 6.4, and shall, from time to time as requested by Buyer, execute such documents and other instruments necessary to effectuate such licenses.

        6.5    Buyer's Inventions.     In the event Buyer, during the term of this Agreement, acquires any right, title or interest (including any licenses or sublicenses from any other party) in or to any additional know-how, patents or improvements relating specifically to the ICI Process or the HA manufacturing process of Seller, which are, in either case, utilized by Seller at Buyer's request in the manufacture of Amvisc Products, then Buyer shall grant Seller a world-wide, royalty free, non-exclusive license to make, have made, use and sell products, utilizing such additional know-how, patents or improvements within and outside of the Surgical Ophthalmic Field for the sole benefit of Buyer.

7.    CONFIDENTIALITY AND CONDUCT

        7.1    Confidentiality.     The Parties agree that certain information supplied to each other during the course of this Agreement may be proprietary, secret or confidential. All such information when marked or otherwise designated as proprietary, secret or confidential shall, except as may be otherwise provided for in this Agreement, be held in strictest confidence by the receiving party for a period of two years from the termination or expiration of this Agreement and shall be used only for purposes in connection with this Agreement; provided, however, the foregoing restrictions shall not apply to any such information which:

          (a)   is or subsequently becomes part of the public domain through no fault of the receiving party;

          (b)   is received from a third party under no obligation of confidentiality to the disclosing party;

          (c)   is known by the receiving party at the time of disclosure, which prior knowledge can be demonstrated by a written or printed document; or

          (d)   is required by law to be disclosed; or

          (e)   may be disclosed pursuant to Section 10.6.

The obligations imposed above shall not limit any rights provided to Buyer pursuant to Section 9.4 to assume responsibility for the manufacturing of the Products or to use any such confidential information as permitted thereby or in any license granted by Seller to Buyer or any of its Affiliates.

        7.2    Conduct.     No party shall participate in or encourage any conduct or practice that is detrimental or harmful to the good name, goodwill or reputation of the other party and its products.

8.    MARKETING AND REGULATORY PROVISIONS

        8.1    Governmental Approvals.     Buyer shall have the responsibility of securing any new regulatory approvals for Products as well as maintaining or updating existing regulatory approvals for Products in the United States and otherwise throughout the Territory as Buyer, in its sole discretion, deems necessary or appropriate. Buyer shall cooperate with and keep Seller generally advised of any of its activities in this regard. Buyer shall allow Seller to review any material regulatory filings relating to manufacturing processes or Product specifications prior to submission and consider any timely suggestions made by Seller with respect thereto provided, however, that in the event of any disagreement the decision of Buyer shall prevail. Buyer shall also use reasonable efforts to make FDA and other regulatory filings necessary to secure approvals required in order for Seller to implement changes to Seller's manufacturing process that improve reliability, production or manufacturing time or costs with respect to Products manufactured for Buyer. The reasonable, documented costs of such regulatory filings shall be borne by Seller to the extent that Seller requested such changes, but otherwise shall be borne by Buyer. Buyer shall provide detailed documentation of such costs. Seller shall have the right to appoint an independent certified accountant to audit and verify such costs. In the event the audit is not consistent with Buyer's accounting of such costs, and if Buyer and Seller cannot resolve the discrepancy within thirty (30) days, then the Parties will resolve the dispute in accordance with Section 10.13. All approvals for use of the Products either inside or outside of the United States shall be owned by and be held in the name of Buyer.

        8.2    Product Identification.     All Product labels may, at Buyer's election, identify Seller as the manufacturer of the Product. Buyer shall not be required to utilize Seller's name on product labeling or in connection with the sale, marketing or distribution of the Products.

        8.3    Trademarks and Trade Names of Buyer.     Buyer is the owner of (i) the U.S. registration of the trademark "Amvisc" and "Amvisc Plus", (ii) any "Amvisc" tradename or trademark containing the word "Amvisc" which is now registered or is hereafter registered in the Territory, and (iii) the tradenames or trademarks listed on Exhibit C (hereinafter the "Proprietary Marks").

          (a)   Except as permitted by Section 8.2, Buyer shall not use Seller's name in connection with any business conducted by Buyer.

          (b)   Seller acknowledges the exclusive right, title and interest in and to the Proprietary Marks and the goodwill thereto by Buyer and/or its Affiliates and agrees not to challenge or take any action in derogation of Buyer's rights therein.

          (c)   Seller agrees that it will not use on other products sold by it any mark which is likely to be similar to or confused with the Proprietary Marks.

        8.4    Regulatory Cross Reference Rights.     As to any HA or other U.S. or foreign regulatory approvals specifically relating to Viscoelastic Products provided by Seller to the Permitted Purchasers, Seller shall be granted, to the extent permitted by law or regulation, a right to cross reference (without a right of access) applicable Amvisc Product regulatory approvals for products for sale to the Permitted Purchasers only. Buyer agrees to execute and deliver to Seller, promptly upon Seller's request and on a country by country basis, such acknowledgements and instruments as may be necessary to enable Seller to cross reference such approvals as provided for above. As Seller does not have a right of access to information contained in such approvals, Buyer shall, upon Seller's request during the term of this Agreement, provide Seller with a general description of the types of information contained in any such application. Nothing contained herein shall be construed to permit Seller to cross-reference any regulatory approvals for products that are manufactured solely by Buyer or for Buyer solely by parties other than Seller. Except in the case of termination for breach by Seller under Section 9.2(b), this Section shall survive termination or expiration of the Agreement.

9.    TERM, TERMINATION AND TRANSFER OF SUPPLY OBLIGATIONS

        9.1    Term.    This Agreement shall remain in effect until December 31, 2010 unless all of its provisions have been sooner terminated pursuant to any other provisions hereof (such period, the "Term"). [********] months prior to the end of the Term, the Parties may, by mutual written agreement, agree to renew the Agreement for one (1) additional term of one (1) year.

        9.2    Partial Termination.    Seller's obligations to manufacture and supply Products to Buyer hereunder and Buyer's obligations to purchase such Products (the "Supply Relationship") may be terminated as follows:

          (a)   by one party, in the event the other substantially fails to perform or otherwise substantially breaches any of its obligations under this Agreement, by giving written notice of its intent to terminate and stating the grounds therefor. The party receiving the notice shall, subject to the provisions of Section 10.13, have [******] days from the date of receipt thereof to cure the failure or breach. In the event such breach is cured, the notice shall be of no effect and the Agreement shall not terminate due to the claimed failure to perform or breach. In the event the breach or failure is not cured, the Agreement shall, without further action, terminate immediately at the end of such [******] day period; provided, however, if the failure to perform or other breach is due to circumstances referred to in Section 10.10 and such party is making all reasonable efforts to perform or cure such breach as provided in such Section 10.10, this Section 9.2(a) shall not apply unless or until the failure to perform or other breach shall have lasted continuously for [******] days from the initial receipt of notice of breach.

          (b)   By one party in the event (i) the other party shall at any time seek appointment of a receiver, trustee, custodian, fiscal agent or similar officer for such party or its assets or make a general assignment for the benefit of creditors, (ii) is adjudicated a bankrupt or insolvent, or (iii) if a petition in bankruptcy, or any reorganization shall be commenced by, against or in respect of such other party seeking (A) to have an order for relief entered with respect to such party or (B) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, or other relief with respect to such party or its debts and shall remain undismissed for more than [******] days.

        9.3    Effect of Termination.     Termination of this Agreement for any reason shall not affect rights and obligations of the Parties accrued through the effective date of termination, including without limitation indemnification provisions of Buyer and Seller relating to Products manufactured and sold to Buyer hereunder, payments for Products shipped by Seller which have not been fully paid for by Buyer, and Seller's obligations pursuant to Sections 9.4, 9.5, and 9.7.

        9.4    Transfer of Supply Obligations.     Upon expiration of the Term, or upon such earlier termination of the Agreement as provided for in Section 9.2, the manufacturing process and responsibility for manufacturing for all, but not less than all, Products shall be transferred to Buyer in its entirety. Buyer may thereafter undertake such manufacturing itself or under contract with a third party. Upon such transfer of manufacturing responsibility to Buyer, all usable raw materials purchased for use in manufacturing the Products for Buyer for the succeeding one (1) month period shall be transferred to Buyer at Seller's cost thereof. Usable work-in-process and saleable finished goods shall be purchased by Buyer at the applicable Unit price therefor, with work-in-process to be prorated based on the stage of production. As used herein, "saleable" shall mean finished goods, including but not limited to packaging, artwork, and other materials, which meet Current Product Specifications (as may be revised from time to time by mutual agreement of Buyer and Seller) and which have a remaining shelf life of at least fifteen (15) months. In addition, Seller shall use reasonable commercial efforts to assist Buyer in securing a continued supply of HA at the same cost such HA is obtained by Seller until such time as Buyer is able to obtain another source. Nothing herein shall be construed to limit any other remedies which may be available to Buyer under the terms of this Agreement. Buyer shall have the right to have independent auditors audit Seller's books and records with respect to the foregoing provisions.

        9.5    Duties Upon Transfer of Manufacturing Responsibilities.     In order to facilitate an orderly transition with respect to the transfer of manufacturing responsibility to Buyer, as provided for in Section 9.4, Seller shall fully cooperate in the transfer of manufacturing equipment (FOB Seller's plant) and know-how to Buyer. Seller shall also make available to Buyer, in writing, electronically or other accessible tangible form to the extent reasonably convertible, all know-how and technical information then in Seller's possession or at its free disposal relating to the manufacture of the Products and shall provide reasonable assistance to Buyer in the establishment of a manufacturing facility. All information transferred pursuant to this Section 9.5 shall be subject to the confidentiality provisions of Section 7 of this Agreement; provided, however, that Buyer may provide such information to third party manufacturers that execute confidentiality agreements containing substantially similar terms as contained in Section 7. Costs of relocating and installing the equipment shall be the responsibility of Buyer. Costs for travel and time required by Seller's personnel to assist in the transfer and the establishment of a manufacturing facility shall be borne by Buyer. In order to have been successfully completed, Buyer, with the assistance of Seller, shall have produced three successive lots of products meeting the then-Current Product Specifications. After such period, Buyer shall reimburse Seller for reasonable costs incurred by Seller's personnel reasonably required for such transfer. Upon the transfer of manufacturing responsibilities Buyer shall have the right to use such know-how, technical information and equipment for the manufacture of the Products without restrictions as to use. In the event the transfer of manufacturing results from the failure of Seller to supply, the limitations in Sections 6.2, 6.3 and 6.4 on Buyer's rights to sublicense certain inventions etc. shall no longer apply.

        9.6    Limitation of Liability.     Upon termination of this Agreement for any reason whatsoever, except by reason of Section 9.2(a), neither party shall have any obligation to the other for compensation or damages of any kind, other than the obligations set forth in this Agreement, and each party waives any rights which it may have been granted by statute or otherwise which are not granted by this Agreement. Furthermore, any claims for compensation or damages shall be subject to Section 5.6.

10.    MISCELLANEOUS

        10.1    Payments.     In the event either Buyer or Seller shall fail to make any payment required hereunder in a timely manner, such party shall pay one percent (1%) per month interest on any unpaid balance which is not disputed in good faith, provided that such interest obligation shall not limit any other remedies which may be available to seller or Buyer, as the case may be, under the terms of this Agreement.

        10.2    Status of Parties.     The relationship of the Parties under this Agreement shall be and at all times remain one of independent contractors. Neither party is a joint venturer, employee, agent or legal representative of the other and neither party shall have any authority to assume or create obligations on the other's behalf with respect to the Products or otherwise.

        10.3    Assignment by Buyer.     Buyer shall not transfer or assign this Agreement or the rights (including licenses) granted or to be granted hereunder in whole or in part without the prior written consent of Seller, except that:

          (a)   Buyer may grant sublicenses under the licenses granted to it to the extent permitted by sections 6.3, 6.4 and 6.5; and

          (b)   Buyer may assign this Agreement and such rights to any Affiliate of Buyer, and Buyer must assign this Agreement in connection with the sale of that part of its business relating to the sale of the Products provided that in no event shall any such assignment release Buyer from its responsibilities under this Agreement unless the assignee has agreed in writing to assume all the obligations of Buyer hereunder.

        10.4    Assignment by Seller.     Seller shall not transfer or assign this Agreement or the rights (including licenses) granted or to be granted hereunder, in whole or in part without the prior written consent of Buyer, except that:

          (a)   Seller may grant sublicenses under the licenses granted to it to the extent permitted by Section 6.5; and

          (b)   may assign this Agreement and such rights (i) to any of its Affiliates or in connection with the sale of substantially all of its business relating to the sale of the Products (including by merger or other combination); provided that in no event shall any such assignment release Seller from its responsibilities under this Agreement unless the assignee has agreed in writing to assume all the obligations of Seller hereunder, or (ii) to a lender as collateral securing the performance by Seller of its obligations to such lender; provided, however, that in no event shall any such assignment under subparagraph (ii) relieve Seller of liability for its responsibilities under this Agreement;

        10.5    Registration.     In the event that this Agreement is required to be registered with any governmental authority (other than the Securities and Exchange Commission), Buyer shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

        10.6    Publicity and Disclosure.     Except as required by or advisable under law, any securities exchange, automated quotation system of a registered securities association, the NASD or other public company reporting obligation, neither Party shall issue any press releases or make any other public announcement-concerning-this Agreement or the subject matter hereof without the prior written consent of the other Party. The party making any such announcement shall give the other party an opportunity to review and comment upon the text and form of the announcement before it is made. Notwithstanding the foregoing, Buyer acknowledges that Seller will be required to file this Agreement with the Securities and Exchange Commission and Seller agrees to seek confidential treatment with respect to the disclosure of this Agreement substantially consistent with the request for confidential treatment made with respect to the 2000 Supply Agreement. Seller shall not use the name of Buyer or any of its Affiliates for advertising or promotional claims without the prior written consent of Buyer.

        10.7    Representations.     Each of the Parties hereto agrees (i) that no representation or promise not expressly contained in this Agreement has been made by the other party hereto or by any of its agents, employees, representatives or attorneys; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those expressly set forth in this Agreement; and (iii) that each party has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

        10.8    Entire Agreement.     This Agreement and its Exhibits constitute the entire agreement between Seller and Buyer concerning the supply of the Products from and after the Effective Date. With respect to Products sold from and after the Effective Date, this Agreement supersedes the 2000 Supply Agreement in its entirety. Notwithstanding the foregoing, and for purposes of clarity the 2000 Supply Agreement governs with respect to the pricing terms of Products from July 25, 2000 through December 31, 2003 and Products sold from January 1, 2004 through the Effective Date shall have pricing terms as provided for in Section 4 of this Agreement as if this Agreement were in effect the time of sale of such Products. This Agreement may not be amended, altered, or changed except by a written agreement signed by the Parties.

        10.9    Waivers.     No delay or omission on the part of either party to this Agreement in requiring performance by the other party hereunder, or in exercising any right hereunder, shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver or omission or delay in requiring performance or exercising any right hereunder on one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

        10.10    Force Majeure.     In the event that any party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, any act of declared or undeclared war or of a public enemy, or any riot or insurrection, any nuclear, biological, chemical or similar attack, any act of terrorism, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the party invoking this provision, and if such party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other parties, then the affected party's performance shall be excused and the time for performance shall except as otherwise provided for in this Agreement, be extended for the period of delay or inability to perform due to such occurrence.

        10.11    Notification.     Any notice required under this Agreement shall be sufficient if sent by registered or certified mail postage and charges prepaid, return receipt requested, by overnight delivery using a reputable express carrier or by hand delivery to the following addresses or such address otherwise specified in writing:

If to Seller:	Anika Therapeutics, Inc. 160 New Boston Street Woburn, MA 01801 Attn: Chief Executive Officer
With a copy to:	Goodwin Procter LLP Exchange Place Boston, MA 02109 Attn: H. David Henken, P.C.
If to Buyer:	Bausch & Lomb Incorporated 1400 North Goodman St. P.O. Box 30450 Rochester, New York 14603 Attn: Vice President of Global Supply Chain Management
With a copy to:	Bausch & Lomb Incorporated One Bausch & Lomb Place Rochester, NY 14604 Attn: Senior Vice President and General Counsel

        10.12    Governing Law; Severability.     With regard to any claim or controversy related to this Agreement or any breach thereof, this Agreement shall be governed by the internal laws of the State of New York (without regard to conflict of laws principles). Any claim or controversy arising out of or related to this Agreement or any breach thereof shall be submitted to a United States District Court, and the Parties hereby consent to the jurisdiction and venue of such courts. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability at any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the fullest extent permitted by applicable law.

        10.13    Dispute Resolution Process.     Any dispute between the Parties will be referred to the Chief Executive Officers of Buyer and Seller (or their designees) for good faith resolution, for a period of ninety (90) days. If the Chief Executive Officers (or their designees) are able to resolve the dispute, the resolution shall be set forth in a written instrument signed by each of them. If such dispute is not resolved by the end of such ninety (90) day period, the Parties shall be free to pursue any legal or equitable remedy available to them. Notwithstanding the above, nothing herein shall prevent either party from seeking injunctive relief to prevent the unauthorized use or disclosure of Confidential Information.

        10.14    Captions.     The captions and section headings set forth in this Agreement are for convenience only and shall not be used in any way to construe or interpret this Agreement.

        10.15    References.     Unless otherwise expressly provided herein, all references herein to sections and paragraphs shall be deemed to refer to sections and paragraphs of this Agreement.

        10.16    Survival.     Notwithstanding anything to the contrary contained herein, the provisions of Articles 5 and 7, Section 8.4, Section 9.3 and Section 10.6 through 10.15 shall survive the expiration or termination of this Agreement.

        10.17    Counterparts and Fax Signatures.     This Agreement may be executed in multiple counterparts, and each counterpart shall be deemed an original. All counterparts together shall be deemed to constitute one final agreement as if signed by all parties. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the parties whose signatures appear thereon.

        All exhibits referred to herein are attached hereto and by this reference made a part hereof.

[Signatures on next page.]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective authorized representatives as of the day and year above written.

ANIKA THERAPEUTICS, INC.	BAUSCH & LOMB INCORPORATED
By:	By:
Name:	Name:
Title:	Title:
Signature Date:	Signature Date:

EXHIBIT A-1

CURRENT AMVISC SPECIFICATIONS (BUFFERED)

        [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *]

A-1-1

EXHIBIT A-2

CURRENT AMVISC PLUS SPECIFICATIONS (BUFFERED)

        [* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *]

A-2-1

EXHIBIT B

Equipment List

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B-1

EXHIBIT C

Trademarks and Tradenames

DomiVisc

DomiVisc Phaco

Storz—Sodico Hyaluranato

Storz—Sodico Hyaluranato Faco

C-1

Annex A—Pricing Schedule Administration Example

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Annex A